UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [ ]

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[ ]    Preliminary Proxy Statement
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[x]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

______HOOPER HOLMES, INC.________
(Name of Registrant as Specified in its Charter)

_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

April 13, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 annual meeting of shareholders of Hooper Holmes, Inc., to be held on May 24, 2012, at our corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey. The meeting will start at 11:00 a.m. EDT. At the meeting, you will be asked to:

•	elect five persons to the Company's Board of Directors, each to serve for a one-year term or until his or her successor is elected and qualified; and

•	ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

These matters are discussed in detail in our proxy statement. In addition, we will include a discussion of our operations. We hope you will be able to attend and participate in the meeting.

We are pleased again this year to be furnishing our proxy materials over the Internet, as allowed by U.S. Securities and Exchange Commission rules. As a result, we are mailing to many of our shareholders a notice instead of a paper copy of our proxy statement and 2011 annual report to shareholders. The notice contains instructions about how to access those documents over the Internet and how to receive a paper copy of our proxy materials, including our proxy statement, 2011 annual report to shareholders, and a form of proxy card or voting instruction card.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Please either submit your proxy using the Internet voting procedures provided in the Notice and Access card being mailed to you separately, by telephone, or -- if you have elected to receive a copy of your proxy card in the mail -- by completing and returning the enclosed proxy card. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

On behalf of our officers and directors, I wish to thank you for your continued support and interest in Hooper Holmes, Inc.

Sincerely,

Ronald V. Aprahamian
Chairman of the Board

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920
____________________________

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
to be held on Tuesday, May 24, 2012
_______________________________

To:	Shareholders of Hooper Holmes, Inc., a New York corporation

Date:	Thursday, May 24, 2012

Time:	11:00 a.m. EDT

Place:	Corporate Headquarters
Hooper Holmes, Inc.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

Items of Business:	1. To elect five persons to the Company's Board of Directors, each to serve for a one-year term or until his or her successor is elected and qualified; and

2.    To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:
Our Board of Directors has fixed the close of business on March 28, 2012 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement of the meeting.

Annual Report:
Our 2011 annual report to shareholders, which includes our annual report on Form 10-K for the 2011 fiscal year, is available at www.proxyvote.com, as indicated in the Notice and Access card being mailed to you separately. A copy of our annual report is enclosed herewith if you have elected to receive the proxy statement in the mail.

It is important that your shares be represented and voted at the meeting. Shareholders of record may vote in one of four ways:

•	vote on-line, as indicated in the Notice and Access card;

•	vote by telephone, as indicated on the website set forth in the Notice and Access card and in the proxy card, which will be sent to you if you request one;

•	complete, sign, and return a proxy card, which will be sent to you if you request one; or

•	cast your ballot at the meeting.

Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. If your shares are held in the name of a bank, broker or other holder of record, you should receive instructions to follow for your shares to be voted. Your proxy may be revoked at any time either before or at the annual meeting.

By Order of the Board of Directors

Mark C. Rosenblum
Corporate Secretary

Basking Ridge, New Jersey
April 13, 2012

Please sign the enclosed proxy and return it promptly in the envelope enclosed which requires no postage if mailed in the United States.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on May 24, 2012

The Notice of Annual Meeting, Proxy Statement and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, are available at www.proxyvote.com/439104

HOOPER HOLMES, INC.
170 Mt. Airy Road
Basking Ridge, New Jersey 07920

PROXY STATEMENT
FOR 2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 24, 2012

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:    Who is soliciting my vote?

A:
The Board of Directors (the “Board”) of Hooper Holmes, Inc., a New York corporation (which we sometimes refer to in this proxy statement as “Hooper Holmes,” the “Company,” “we,” “us” or “our”), is soliciting your vote at the Company's 2012 annual meeting of shareholders. The meeting is scheduled to take place at 11:00 a.m. EDT on Thursday, May 24, 2012 at the Company's headquarters located at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain of our executive officers, and certain other required information.

Q:    Who is paying for this solicitation?

A:
We are paying for the solicitation of proxies, including the cost of preparing, printing and mailing this proxy statement, the proxy card and any additional information furnished to shareholders in connection with the matters to be voted on at the annual meeting. In addition, we have retained Morrow & Co., LLC to assist us in the solicitation of proxies. We have agreed to pay Morrow & Co., LLC $5,000 plus reasonable out-of-pocket expenses for such services.

Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others for forwarding to the beneficial owners. We will reimburse persons representing beneficial owners for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners.

The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other of our employees. No additional compensation will be paid to directors, officers or other of our employees for their services in soliciting proxies.

Q:    What proposals will be voted on at the meeting?

A:    There are two proposals scheduled to be voted on at the meeting:

•	the election of five director nominees, each to serve on the Company's Board of Directors for a one-year term or until his or her successor is elected and qualified; and

•	the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the meeting.

Q:    What shares owned by me can be voted?

A:
All shares of the Company's common stock, $0.04 par value per share, owned by you as of the close of business on March 28, 2012, the record date for the determination of shareholders entitled to notice of, and the right to vote at, the meeting (the “Record Date”), may be voted by you. These shares include those:

1)	held directly in your name as the shareholder of record; and

2)	held for you as the beneficial owner through a stockbroker, bank or other nominee.

At the close of business on the Record Date, we had approximately 70,079,587 shares of common stock outstanding and entitled to vote. Each holder of record of shares of our common stock outstanding on the Record Date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of the Company's shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are registered directly in your name with the Company's transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you on behalf of the Company. As the shareholder of record, you have the right to grant your proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

If your shares are held in a stock brokerage account or by a bank or other nominee (referred to as holding shares in “street name”), you are considered the beneficial owner of shares held in street name and the proxy materials are being sent to you by your broker or nominee, who is considered with respect to those shares the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and also are invited to attend the meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card and return it to your broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How can I vote my shares?

A:    You can vote either in person at the meeting or by proxy without attending the meeting.

This proxy statement, the accompanying proxy card and the Company's 2011 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company's shareholders, as indicated in the Notice and Access card being mailed separately.

To vote by proxy, you must do one of the following:

•	Vote over the Internet (instructions are in the Notice and Access card); or

•	Vote by telephone (instructions are on the website set forth in the Notice and Access card and in the proxy card, if you elected to receive a paper copy of your proxy materials); or

•	If you elected to receive a paper copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card and proof of identification. If you hold your shares in a brokerage account (that is, in “street name”), your ability to vote over the Internet depends on your broker's voting process. Please follow the directions on your proxy card or voter instruction form carefully.

Q:    How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote “FOR” each of the director nominees for the Board and “FOR” the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q:    What is the quorum for the meeting?

A:
In accordance with the Company's bylaws, the presence in person or by proxy of a majority of the shares of our common stock issued and outstanding and entitled to vote on the Record Date is required for a quorum at the annual meeting. All shares that are voted “FOR” or “AGAINST” any matter, votes that are “WITHHELD” for Board nominees, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The election of directors is considered a non-routine matter under applicable rules; the proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 is considered a routine matter.

If we do not have a quorum at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If, in accordance with our bylaws, a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting.

Q:    How may I vote on the proposals to be voted on at the meeting?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the proposal regarding the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, you may vote “FOR” or “AGAINST” or “ABSTAIN.”

Q:	What vote is required with respect to the matters before the shareholders at the annual meeting?

A:
Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote. The five nominees receiving the greatest number of votes cast will be elected. Accordingly, votes that are “WITHHELD” will not have an effect on the outcome of the vote. Please note that the election of directors is no longer considered a routine matter under applicable rules. This means that brokers cannot vote your shares on the election of directors unless you have given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your shares can be represented.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting will be required to approve the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.

Under the laws of the State of New York, our state of incorporation, “votes cast” at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to a vote. Although abstentions and broker non-votes are considered in determining the presence of a quorum, they will not be considered “votes cast” and, accordingly, will have no effect on the outcome of the vote on the proposals presented to the shareholders at the annual meeting.

All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker-non-votes. Broadridge Financial Solutions, Inc. has been appointed as the Inspector of Elections for the annual meeting.

Q:	What if I return a proxy but do not make specific choices with respect to some or all of the matters listed on my proxy card?

A:
If you return a signed and dated proxy card without marking your voting selections, your shares will be voted “FOR” the election of each of the five nominees for director and “FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Q:    Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by:

•	voting again over the Internet or by telephone prior to 11:59 p.m. EDT on May 23, 2012;

•	signing another proxy card with a later date and returning it to us prior to the meeting;

•	sending a properly signed written notice that you are revoking your proxy to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, NJ 07920, Attention: Corporate Secretary; or

•
attending the meeting and notifying the election officials at the meeting that you wish to revoke your proxy and vote in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

If you have instructed a broker, trustee or other nominee to vote your shares, you should follow the directions received from your broker, trustee or other nominee to change those instructions.

Q:    What does it mean if I receive more than one proxy or voting instruction card?

A:	It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:    What do I need to do to attend the meeting?

A:
You may attend the meeting if you are listed as a shareholder of record as of the Record Date and bring proof of identification. If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of a brokerage statement showing your share ownership as of the Record Date or a legal proxy if you wish to vote your shares in person at the meeting. In addition to the items above, you should bring proof of identification.

Q:	How can I access the Company's proxy materials and annual report electronically?

A:
This proxy statement, the accompanying proxy card and the Company's 2011 annual report to shareholders are being made available on the Internet at www.proxyvote.com, through the notice and access process available to the Company's shareholders, as indicated in the Notice and Access card being mailed separately. Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Hooper Holmes stock in your name, you can choose this option and save us the cost of producing and mailing these documents by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote over the Internet. If you hold your Hooper Holmes stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Q:	Who counts the votes?

A:	We have hired Broadridge Financial Solutions, Inc. to count the votes represented by proxies, cast by ballot and the Internet. Employees of Broadridge will act as Inspectors of Election.

Q:    Where can I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting, if those results are then available, and we will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the meeting.

Q:    Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to the Company and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except (1) as needed to permit the Company to tabulate and certify the vote, (2) as required by law, or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:    Can I vote on other matters?

A:
Our bylaws limit the matters presented at the annual meeting to those in the notice of the meeting and those otherwise properly brought before the meeting. If any other matters are presented at the meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Annual Report to Shareholders

A copy of Hooper Holmes, Inc.'s annual report to shareholders, which includes our annual report on Form 10-K for the 2011 fiscal year, accompanies this proxy statement. Shareholders may also obtain, free of charge, a copy of the 2011 annual report on Form 10-K, without exhibits, by writing to Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, Attention: Corporate Secretary. The 2011 annual report on Form 10-K is also available through the Company's website at www.hooperholmes.com. The 2011 annual report on Form 10-K does not constitute proxy soliciting materials.

Householding

The rules of the SEC allow delivery of a single proxy statement and annual report or Notice Regarding the Availability of Proxy Materials, as applicable, to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the proxy statement and annual report or Notice Regarding the Availability of Proxy Materials, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as the Company's expenses. If your family has multiple accounts, you may have received a householding notification from your broker and, consequently, you may receive only one proxy statement and annual report or Notice Regarding the Availability of Proxy Materials, as applicable. If you prefer to receive separate copies of the Company's proxy statement or annual report or Notice Regarding the Availability of Proxy Materials, either now or in the future, the Company will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report or Notice Regarding the Availability of Proxy Materials, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to the Company by mail at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, attention: Corporate Secretary, or by telephone at (908) 953-6314. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report or Notice Regarding the Availability of Proxy Materials delivered to the household in the future, please contact the Company at the same address or telephone number.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority vote of the whole Board, provided that the number of directors shall not be less than three or more than nine. Currently, the size of the Board is set at six members. Newly created directorships and any vacancies on the Board may be filled by the majority vote of all directors then in office. Any director appointed to fill a newly-created directorship or to fill a vacancy on the Board will hold office until the then next annual meeting.

Effective June 1, 2010, we amended and restated our Certificate of Incorporation to, among other things, declassify the Board and provide for annual elections of directors. Previously, the Board had been divided into three classes of directors serving staggered three year terms. The Amended and Restated Certificate of Incorporation was approved by the shareholders at our 2010 annual meeting.

The declassification is being phased in over a three-year period, which began with our annual meeting of shareholders in 2011. Accordingly, each of the three directors elected at our annual meeting of shareholders in 2011 was elected for a term of one year to expire at this annual meeting of our shareholders. At this year's annual meeting, each of the five director nominees (including those nominees who were elected as directors at our annual meeting of shareholders in 2011 whose terms are expiring after serving a one year term) will be elected for a term of one year to expire in 2013. In 2013, the terms of all six directors will expire and our Board will be fully declassified as of our 2013 annual meeting of shareholders, at which all director nominees will be nominated for election for a term of one year.

Our Board has nominated five individuals for election as directors at this year's annual meeting, to hold office until our 2013 annual meeting of shareholders and until their successors are elected and qualified. All five nominees are current members of the Board. Each of the nominees has indicated a willingness to serve if elected. If, prior to the 2012 annual meeting, any of the nominees becomes unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominees and for any substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board. As of the mailing of these proxy materials, the Board knows of no reason why any of the director nominees would not be available to serve as a director.

Vote Required

A plurality of the votes cast is required to elect the nominees as directors. You may not cumulate your votes in the election of directors. The five nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The persons named as proxies in the enclosed proxy, who have been so designated by the Board, intend to vote “FOR” the election of each of the five nominees unless otherwise instructed in the proxy.

Our Board recommends that shareholders vote “FOR” the election of each of the nominees for director.

Information About Director Nominees and Other Directors

Information concerning the director nominees and our current director whose term expires at our annual meeting in 2013 is set forth below.

Director Nominees

Ronald V. Aprahamian

age 65, director since 2009
Mr. Aprahamian has been engaged in a broad range of business development activities as an investor, consultant, board member, and chief executive officer in companies engaged in healthcare, computer software, banking, aviation engineering products, fiber optics, and telecommunications industries. He served as a director of Sunrise Senior Living, Inc. from 1995 until November 2008. He served as Chairman of the Board of Superior Consultant Holdings Corp. from October 2000 to October 2003, and as a director from 2003 to 2005. He also served as a director of First Consulting Group, Inc. from April 2005 to January 2007.

Mr. Aprahamian was elected to the Board in 2009 as a shareholder nominee and was named Chair of the Board on January 25, 2012.

Larry Ferguson

age 62, director since 2009
Mr. Ferguson has served as CEO of several publicly traded and privately held companies, including First Consulting Group, Inc., a publicly held company serving the healthcare industry, from 2006 to 2008. Since 2008, he has served as CEO of The Ferguson Group, a private equity consulting and investment firm focused on healthcare and life sciences IT companies. He also serves as a director of Accelrys, Inc., a publicly traded company. He has held executive positions with American Express and First Data Corporation.

Mr. Ferguson was elected to the Board in 2009 as a shareholder nominee and served as its Chair until January 25, 2012, at which time he became Chair of the Governance and Nominating Committee. He also serves as a member of the Compensation Committee and the Audit Committee.

Ransom J. Parker

age 62, director since 2010
Mr. Parker was appointed President and Chief Executive Officer of the Company on September 15, 2010. He has been a senior executive, director and private equity investor in healthcare and technology companies for more than 30 years. As principal of Cerulean Advisors, LLC, an advisory services company, from 2009 to 2010, Mr. Parker provided strategic, financial and operations guidance to healthcare IT, medical device and life science companies. From 1998 to 2008, he served as general partner of Redshift Ventures, a venture capital partnership, where his contributions included corporate governance, strategic planning, capitalization and management development in over a dozen companies as an investor and director. Mr. Parker's leadership positions with healthcare information technology companies include The Compucare Company, where he served as President and Chief Operating Officer, Shared Medical Systems Corporation, and Technicon Data Systems. During this phase of his career, Mr. Parker focused on developing and implementing growth strategies, corporate sales, account management, business development, product planning, financial management and synergistic acquisitions. Mr. Parker received a MHA in Healthcare Management from The George Washington University and a BS degree in Biological Sciences from Fairleigh Dickinson University.

Mr. Parker was initially recruited and nominated to serve on our Board because of his more than 30 years experience as a senior executive, director and private equity investor in the healthcare and technology industries.

Dr. Elaine L. Rigolosi

age 67, director since 1989
Dr. Rigolosi, Ed.D, J.D. is Professor of Education in the Department of Organization and Leadership at Teachers College, Columbia University. She has held a number of positions with Columbia University since 1976, and has maintained a private consulting practice in management for health care organizations since 1974. Dr. Rigolosi has been a director of the Company since 1989. She is Chair of the Compensation Committee and is a member of the Governance and Nominating Committee.

In addition to possessing extensive knowledge of the Company and its business operations arising from her tenure as a director, Dr. Rigolosi's experience and background in health care organizations enables her to provide valuable strategic guidance in support of the Company's efforts to identify markets beyond the life insurance industry.

Thomas A. Watford

age 51, director since 2010
As President and Chief Operating Officer of Santa Rosa Consulting, Mr. Watford leads a company that offers an extensive portfolio of solutions that allow healthcare organizations to meet their operational and strategic objectives. Prior to joining Santa Rosa in 2008, Mr. Watford served as Chief Financial Officer and Chief Operating Officer of First Consulting Group, Inc., a $300 million NASDAQ listed company serving the healthcare industry. As Chief Operating Officer of First Consulting from 2006 to 2008, Mr. Watford was responsible for service delivery, infrastructure, and development operations in India and Vietnam. As Chief Financial Officer of First Consulting from 2005 to 2008, he led the financial turnaround of the company and, with the CEO, led the process that resulted in the sale of the firm. Prior to his tenure at First Consulting, Mr. Watford was an Associate Partner in the Healthcare Practice for Accenture, where he delivered professional and IT services to clients in the healthcare provider and health plan markets. Mr. Watford earned his M.H.S. in Health Administration, an M.B.A. in Finance and a B.S. in Accounting from the University of Florida.

Mr. Watford was initially recruited and nominated to serve on our Board because of his more than 25 years experience in the healthcare industry, where he has delivered professional and IT services to healthcare providers, health plans and life sciences companies. He was also appointed to serve on the Audit Committee on January 20, 2011 and currently serves as its Chair.

Director Whose Term Expires at the Annual Meeting of Shareholders in 2013

Kenneth R. Rossano

age 77, director since 1967
Mr. Rossano is a private investor and treasurer of several privately held companies, including B D C Capital Corp. since 2008, Business Development Corporation of New England since 2004, and Massachusetts Business Development Corp. and New England Certified Development Corp. since 1982. He is also a director and limited partner of Venture Investment Management Co., LLC, positions he has held since 2000, and a director of Active International, Inc. since 1999. He has been a director of the Company since 1967 and is a member of the Audit Committee and the Compensation Committee.

In addition to possessing deep and broad knowledge of the Company and its business activities arising from his long tenure as a director, Mr. Rossano has extensive knowledge and experience in the healthcare, insurance and financial fields, and has provided valuable counsel and strategic guidance to the Board and Company management in these areas.

Director Independence

Our common stock is listed on the NYSE Amex stock exchange, which is referred to in this proxy statement as the NYSE Amex. The NYSE Amex Company Guide requires that at least a majority of the members of our Board be “independent directors” within the meaning of the listing standards of the NYSE Amex.

The Board has affirmatively determined that each of the members of the Board other than Ransom J. Parker, the Company's President and Chief Executive Officer, is, as of the date of this proxy statement, an “independent director” within the meaning of the listing standards of the NYSE Amex.

Director Attendance at Annual Meetings of Our Shareholders

We encourage, but do not require, our directors to attend annual meetings of our shareholders. All of our continuing directors at the time of our 2011 annual meeting of our shareholders attended that meeting, except for Mr. Ferguson. Messrs. Currier and Remshard, whose terms expired at the 2011 annual meeting, did not attend.

Board and Board Committee Meetings

During the year ended December 31, 2011, our Board held a total of twelve meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. All of our Board members attended at least 75% of the meetings of our Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during the year ended December 31, 2011.

Governance Structure

The Board has adopted Corporate Governance Guidelines for the Company which provide, among other things, that the Board generally favors separating the roles of Board Chair and Chief Executive Officer. The Board believes it is generally appropriate for the CEO to maintain a primary focus on the Company's strategic and operational plans, and for the Board Chair to provide an independent focus on serving shareholder interests. With the exception of a brief transition period from May - July 2009, when Roy Bubbs served as both CEO and Interim Chair of the Board, the Board has had an independent Chair since early 2006. The Corporate Governance Guidelines have, since February 2011, provided that no individual who has attained the age of 72 years will be appointed to the Board or be nominated for election or reelection as a director.

Risk Oversight

    The Board oversees Company functions to assure that Company assets are properly safeguarded, that appropriate financial and other controls are maintained, and that the Company's business is conducted prudently and in compliance with applicable laws, regulations and ethical standards. Although the Board as a whole carries out this oversight function, much of the work is delegated to various Board Committees which meet regularly and report back to the full Board.

In particular, the Audit Committee is responsible for reviewing and overseeing the Company's financial statements, including the integrity of the Company's financial and disclosure controls, its legal compliance programs and procedures, and its procedures for identifying, evaluating and controlling material financial, legal and operational risk. The Audit Committee, whose members are all “independent” directors, receives regular reports about these matters from, and meets separately with, the Company's outside auditors, and receives regular reports from Company management.

While the Board and its Committees are responsible for risk oversight, Company management is responsible for managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and often do, communicate directly with senior management.

Board Committees

As of the date of this proxy statement, the Board of Directors has the following standing committees:

•	Audit Committee

•	Compensation Committee

•	Governance and Nominating Committee

Each of these committees has a written charter approved by the Board. These charters are posted on our website at www.hooperholmes.com. In addition, the Board from time to time may establish additional committees for particular purposes.

The members of each of the Board's committees (including the chair of each committee) are identified in the table below, followed by more detailed information about each such committee:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Ronald V. Aprahamian(1)
Larry Ferguson(2)	X	X	Chair
Dr. Elaine Rigolosi		Chair	X
Kenneth R. Rossano	X	X
Thomas A. Watford	Chair		X

(1)	Served as Chair of Governance and Nominating Committee during 2011 and until January 25, 2012; named Chair of the Board on January 25, 2012.

(2)	Served as Chair of the Board during 2011 and until January 25, 2012; appointed to Governance and Nominating Committee and named Chair of the committee on January 25, 2012.

Audit Committee

As specified in the Audit Committee's charter, the Audit Committee was established to assist the Board in fulfilling its oversight responsibilities, primarily through:

•	overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls;

•	monitoring the independence and performance of the Company's independent registered public accounting firm; and

•	providing an avenue of communication among the independent registered public accounting firm, management and the Board.

The Audit Committee is currently comprised of three members, each of whom satisfies the independence standards specified in Section 803B(2) of the NYSE Amex Company Guide and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Thomas A. Watford, the committee's chair, qualifies as an “audit committee financial expert” as defined by SEC rules.

The Audit Committee charter provides that the committee's responsibilities and duties are:

•
oversight of the Company's internal controls, which encompasses: the annual review of the budget of the internal audit function, its staffing, audit plan, and material findings of internal audit reviews and management's response; assessment of the effectiveness of or weaknesses in the Company's internal control over financial reporting, which may also entail obtaining from the independent registered public accounting firm its report regarding the effectiveness of the Company's internal control over financial reporting; and review of the appointment and performance of the senior internal auditor, and the activities, organizational structure and qualifications of the persons responsible for the internal audit function;

•
the evaluation of the performance and independence of the independent registered public accounting firm, which encompasses: review of the scope, plan and procedures to be used on the annual audit; review of the results of the annual audit and interim financial reviews performed by the independent registered public accounting firm; inquiring into accounting adjustments that were noted or proposed by the independent registered public accounting firm but were passed as immaterial or otherwise; the review, at least annually, of a report by the independent registered public accounting firm as to the independent registered public accounting firm's internal quality control procedures; and pre-approval of the fees for all audit and non-audit services performed by the independent registered public accounting firm;

•
the review of the Company's annual and interim consolidated financial statements, which encompasses: the review of significant estimates and judgments underlying such financial statements, all critical accounting policies, major changes to the Company's accounting principles and practices and material questions of choice with respect to such principles and practices; review of earnings press releases; and review of related party transactions and other matters relating to the financial affairs of the Company and its accounts; and

•	the review of the Company's compliance with laws, regulations and policies.

The Audit Committee met eight times in fiscal 2011.

Compensation Committee

The Compensation Committee currently consists of three members of the Board, each of whom is an “independent director” as defined by applicable NYSE Amex listing standards.

In accordance with the Compensation Committee's charter, the committee, among other matters, annually reviews and recommends to the Board the compensation of our Chief Executive Officer and, based in part upon our Chief Executive Officer's recommendation, approves the compensation of the other members of our senior management. The Compensation Committee also administers the Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (the “2011 Plan”) and the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “2008 Plan”) and determines the nature and terms of the awards granted under those plans. The Compensation Committee also administers the Hooper Holmes, Inc. 2007 Non-Employee Director Restricted Stock Plan (the “2007 Plan”) and the Stock Purchase Plan (2004) of Hooper Holmes, Inc. (the “2004 Employee Stock Purchase Plan”). In overseeing these plans, the Compensation Committee has the sole authority for day-to-day administration and interpretation of the plans. The Compensation Committee has the authority to engage outside advisors to assist it in the performance of its duties; the Compensation Committee may not delegate this authority to others. The Compensation Committee may, however, form and delegate some or all of its authority to subcommittees when it deems appropriate.

The Compensation Committee periodically reviews and recommends to the Board the compensation for the Company's non-employee directors. Information regarding director compensation amounts paid in 2011 can be found in the Director Compensation Table located in the discussion below under the caption “Compensation of Directors.” The Compensation Committee and our Board believe that (i) non-employee director compensation should fairly compensate directors for work required in a company of our size and scope, (ii) such compensation should align such directors' interests with the long-term interests of our shareholders, and (iii) the structure of director compensation should be simple, transparent and easy for shareholders to understand.

The Compensation Committee met five times in fiscal 2011.

Governance and Nominating Committee

The Governance and Nominating Committee's principal purposes are to:

•	recommend to the Board principles for governance of the Company;

•	oversee the evaluation of the Board and management;

•	recommend to the Board persons to be nominated for election as directors; and

•	assign Board members to Board committees.

The charter of the Governance and Nominating Committee provides that the committee is to have such number of directors as determined by the Board. Except as otherwise permitted, each of the committee members is to be an “independent director” as defined by applicable NYSE Amex listing standards. The Governance and Nominating Committee has three members, each of whom is independent under the NYSE Amex listing standards.

Under applicable NYSE Amex listing requirements, at least a majority of the members of the Board must meet the definition of “independent director” set forth in such listing requirements. The Governance and Nominating Committee believes that it is preferable for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules.

The Governance and Nominating Committee's goal is to assemble a Board that brings to the Company a diversity of experience. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They should have an inquisitive and objective perspective and mature judgment. Taken as a whole, the Board should include members with a record of experience and achievement in fields relevant to the Company's current and planned future business activities, and members with knowledge or experience that can be a source of strategic guidance to Company management. Director candidates must have sufficient time available, in the judgment of the Governance and Nominating Committee, to perform all Board and committee responsibilities. They must have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Members of the Board are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, in the best interests of the Company and its shareholders.

Candidates for director nominees are evaluated by the Governance and Nominating Committee in the context of the current composition of the Board, the Company's operating requirements and the long-term interests of the Company's shareholders. The Governance and Nominating Committee uses its network of contacts to compile a list of potential candidates and may also engage, if it deems appropriate, a professional search firm and, in such case, pay that firm a fee for its assistance in identifying or evaluating director candidates. In the case of new director candidates, the Governance and Nominating Committee will seek to determine whether the nominee is independent under applicable NYSE Amex listing standards, SEC rules and regulations and with the advice of counsel, if necessary. The Governance and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether there are any relationships and transactions that might impair such directors' independence. The Governance and Nominating Committee meets to discuss and consider such candidates' qualifications and then selects a nominee or nominees for recommendation to the Board by majority vote.

The Governance and Nominating Committee does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. The Board believes that a variety of points of view represented on the Board contributes to a more effective decision-making process.

As set forth in the Governance and Nominating Committee's charter, the Governance and Nominating Committee will evaluate any candidates recommended by shareholders in accordance with the same criteria applicable to the evaluation of candidates proposed by directors or management. A shareholder who wishes to recommend a person for election as a director at the 2013 annual meeting of shareholders, without including such nominee in the Company's proxy materials, must notify the Company of such nominee in writing by February 23, 2013, but not before January 24, 2013. The notice containing such nominee must also include certain information specified in our bylaws. Shareholders should submit their recommendations to the attention of the Company's Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, by certified mail - return receipt requested.

If a shareholder wishes to have a nominee for director included in the Company's proxy materials for the 2013 annual meeting of shareholders, the shareholder must be considered an “eligible shareholder” under the Company's bylaws, and the nomination must be received by the Company by February 23, 2013. The notice containing such nominee must also include certain information specified in our bylaws. Shareholders should submit their notices to the attention of the Company's Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, by certified mail - return receipt requested. To be considered an “eligible shareholder,” such shareholder, together with his or her affiliates, must have continuously held (for at least one year preceding February 23, 2013) beneficial ownership of not less than 5% of the voting power of our outstanding voting securities entitled to vote in the election of directors and must comply with all applicable provisions of our bylaws.

The Governance and Nominating Committee met three times in fiscal 2011.

Code of Conduct and Ethics

We are committed to sound principles of corporate governance that promote honest, responsible and ethical business practices. Our corporate governance policies and practices are actively reviewed and evaluated by our Board and the Governance and Nominating Committee.

We have adopted a Code of Conduct and Ethics to provide standards for ethical conduct in dealing with agents, customers, suppliers, political entities and others. Our Code of Conduct and Ethics applies to all of our directors, officers and employees (and those of our subsidiaries), including our Chief Executive Officer, Chief Financial Officer and Controller. Our Code of Conduct and Ethics is posted on our website at www.hooperholmes.com. A printed copy of our Code of Conduct and Ethics is also available to shareholders, without charge, upon written request directed to our Corporate Secretary at the following address: Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920.

Communications with Our Board

Shareholders and other interested persons may communicate in writing with our Board, any of its committees, or a particular director by sending written communications to the Corporate Secretary of the Company at 170 Mt. Airy Road, Basking Ridge, New Jersey 07920. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all of the members of the Board or certain specified individual directors. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The Secretary will review any communications received from shareholders and all material communications from shareholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Policies on Reporting Certain Concerns Regarding Accounting and Other Matters

We have adopted policies on the reporting of concerns to our Audit Committee regarding any suspected misconduct, illegal activities or fraud, including any questionable accounting, internal accounting controls or auditing matters, or misconduct. Any person who has a concern regarding possible misconduct by any of our employees, including any executive officer, or any of our agents, may submit that concern to: Hooper Holmes, Inc., Attention: Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920. Employees may communicate all concerns regarding any misconduct to our General Counsel and/or the Audit Committee on a confidential and anonymous basis through our “whistleblower” hotline at 1-800-713-8332. Any communication received through the toll-free number is promptly reported to our General Counsel, as well as other appropriate persons within the Company.

COMPENSATION OF DIRECTORS

The table below sets forth the fees and other compensation that we pay our non-employee directors for services performed. In addition to these fees and other compensation, all directors are reimbursed for their out-of-pocket expenses incurred in attending Board and Board committee meetings.

Nature of Director Compensation	Amount
Annual Board Retainer:(1)
Non-Executive Chair of the Board	$40,000
Additional Retainer for Non-Executive Chair of the Board	$35,000

Other Non-Employee Directors	$20,000

Annual Board Committee Retainer:(1)
Audit Committee Chair	$12,000
Other Committee Chairs	$8,000
Audit Committee Members	$8,000
Other Committee Members	$6,000

Fees for Board Meetings/Teleconferences Attended:
Regular or Special Meetings	$2,500 per meeting
Teleconferences	$1,500 per teleconference

Fees for Board Committee Meetings Attended:
Regular or Special Meetings	$1,500 per meeting
Teleconferences	$750 per teleconference

Annual Restricted Stock Grant:
Non-Executive Chair of the Board(2)	10,000 shares
Other Non-Employee Directors(2)	5,000 shares

(1)
The annual Board and Board committee retainers are paid in installments on a quarterly basis. If a director is a member of the Board or a Board committee for less than the full year, he or she receives quarterly installments of the annual Board and Board committee retainers only for the quarterly periods in which he or she serves on the Board or the applicable Board committee(s).

(2)
The 2007 Plan provides for the automatic grant, on an annual basis, of 5,000 shares of restricted stock to each non-employee member of the Board (other than the non-executive chair of the Board or the lead director, if there is no non-executive chair). The non-executive chair of the Board (or the lead director, if there is no non-executive chair) receives 10,000 shares.

Director Compensation Table

The following table shows total compensation awarded or paid to each non-employee director during 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Ronald V. Aprahamian	56,667	3,500	60,167
Benjamin A. Currier(2)	38,666	—	38,666
Larry Ferguson	128,250	7,000	135,250
John W. Remshard(2)	43,416	—	43,416
Dr. Elaine Rigolosi	72,750	3,500	76,250
Kenneth R. Rossano	75,750	3,500	79,250
Thomas A. Watford	56,084	3,500	59,584

(1)
The stock awards reflected in this column were granted under the 2007 Plan. Stock awards under the plan are normally made in June of each year. The amounts shown represent the fair value of the stock awards on the date of grant.

(2)	Messrs. Currier and Remshard served on the Board until the Company's annual meeting on May 24, 2011.
Director and Officer Indemnification
The Company has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements require the Company to indemnify each such person for all expenses actually and reasonably incurred in defending or settling an action to which such person is a party or threatened to be made a party or is otherwise involved because of his or her status as a director or officer of the Company. If the action is brought by or in the right of the Company, the indemnification must be made only if such person acted in good faith, for a purpose reasonably believed to be in the best interest of the Company (or, in the case of service to another entity, not opposed to the interest of the Company).

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information available to us as of March 28, 2012, regarding the beneficial ownership of our common stock by (i) each person, or group of affiliated persons, known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) each of our named executive officers listed in the Summary Compensation Table located elsewhere in this proxy statement, and (iv) all of our directors and executive officers as a group.

The information in the table has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC's rules, a person is deemed to own beneficially all securities as to which that person owns or shares voting or dispositive power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. If two or more persons share voting or dispositive power with respect to specific securities, all of such persons may be deemed to be the beneficial owner of such securities. Information with respect to persons other than the holders listed in the table below that share beneficial ownership with respect to the securities shown is set forth in certain of the footnotes to the table.

Except as otherwise noted, the number of shares owned and percentage ownership in the following table is based on 70,079,587 shares of common stock outstanding on March 28, 2012. The address of each director and director nominee, and each executive officer, listed in the table is c/o Hooper Holmes, Inc., 170 Mt. Airy Road, Basking Ridge, New Jersey 07920

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

5% Shareholders:
Heartland Advisors, Inc. and William J. Nasgovitz 789 North Water Street Milwaukee, WI 53202	13,201,701 (1)	18.84%
Private Management Group, Inc. 20 Corporate Park, Suite 400 Irvine, CA 92606	5,247,252 (2)	7.49%

Named Executive Officers, Directors and Nominees for Director:
Ronald V. Aprahamian(3)	3,371,400	4.81%
Larry Ferguson	197,500	*
Ransom J. Parker	50,000	*
Dr. Elaine L. Rigolosi(4)	208,400	*
Kenneth R. Rossano	1,844,424	2.63%
Michael J. Shea(5)	505,506	*
Thomas A. Watford	5,000	*
Burt R. Wolder(6)	507,797	*
All Directors and Executive Officers as a Group (10 persons)	7,179,670(7)	10.25%

*	Represents less than one percent of the outstanding shares of our common stock.

(1)
Heartland Advisors, Inc. and William J. Nasgovitz, who is identified as the president and control person of Heartland Advisors, Inc. filed an amended Schedule 13G on February 10, 2012, disclosing that they have shared voting power with respect to 12,461,694 shares of our common stock and shared dispositive power with respect to 13,201,701 shares. The amended Schedule 13G indicates that Mr. Nasgovitz disclaims beneficial ownership of these shares.

(2)	Private Management Group, Inc. filed an amended Schedule 13G on February 8, 2012, disclosing that it has sole voting power and sole dispositive power with respect to all 5,247,252 shares.

(3)	Includes 60,000 shares held by Mr. Aprahamian as trustee for his mother.

(4)	Includes 3,600 shares held in the name of Dr. Rigolosi's husband.

(5)	Includes 375,000 shares subject to options that Mr. Shea has the right to acquire within 60 days of March 28, 2012 upon the exercise of outstanding options.

(6)	Includes 318,750 shares subject to options that Mr. Wolder has the right to acquire within 60 days of March 28, 2012 upon the exercise of outstanding options.

(7)	Includes shares which certain of the individuals included in the table have the right to acquire within 60 days of March 28, 2012 upon exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and the beneficial owners of more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities of the Company. Directors, executive officers and such beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a). The Company has historically undertaken to make such filings on behalf of its directors and executive officers.

To our knowledge, based solely on our review of the copies of such reports (and amendments to such reports) furnished to us, we are not aware of any required Section 16(a) reports that were not filed on a timely basis with respect to the fiscal year ended December 31, 2011.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibilities for the oversight of the quality and integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the performance of the internal audit function and independent audit, and the independence and qualifications of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee operates under a charter approved by the Board. The full text of the Audit Committee charter is available on our website at www.hooperholmes.com. As of the date of this proxy statement, the Audit Committee is comprised of three directors, each of whom the Board has determined to be independent within the meaning of rules adopted by the SEC and the listing standards of the NYSE Amex.

Our management has responsibility for preparing our consolidated financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of the internal control over financial reporting. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an audit of our consolidated financial statements in accordance with the standards established by the Public Company Accounting Oversight Board, and for issuing their report on the results of their audit.

In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has met with management and KPMG LLP and has reviewed and discussed with them the Company's audited consolidated financial statements as of and for the fiscal year ended December 31, 2011.

2.
The Audit Committee has discussed and reviewed with KPMG LLP the matters required by applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards Vo1. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of KPMG LLP's audit of the consolidated financial statements.

3.
The Audit Committee has obtained from KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and has discussed with KPMG LLP any relationships that may impact their objectivity and independence as provided in Public Company Accounting Oversight Board Rule 3526, and has satisfied itself as to their independence. The Audit Committee reviewed, with KPMG LLP and management, the audit plan, audit scope and identification of audit risks.

4.
Based upon the review and discussions described in the preceding paragraphs 1 through 3 above, and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

Date: April 13, 2012

/s/ Thomas A. Watford
Committee Chair

/s/ Larry Ferguson
Committee Member

/s/ Kenneth R. Rossano
Committee Member

The foregoing report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed the firm of KPMG LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company and, if required, the effectiveness of the Company's internal control over financial reporting for the fiscal year ending December 31, 2012. KPMG LLP has served as the Company's auditors since 1980. Although shareholder ratification of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision.

Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Vote Required

Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2012 requires the affirmative vote of the majority of the votes cast at the annual meeting.

The Board recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Principal Accountant Fees and Services

The following table presents the fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2011 and 2010, and fees for other services rendered by KPMG LLP during those periods.

Type of Fees	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit Fees(1)	$491,500	$460,000
Audit-Related Fees	—	—
Tax Fees(2)	95,522	118,300
Total Fees	$587,022	$578,300

(1)
Audit fees in each of 2011 and 2010 include the audit of the Company's consolidated financial statements and review of quarterly financial statements. The 2011 amount also includes $12,000 for issuance of consent related to S-8 filed August 15, 2011.

(2)	Tax fees in each of 2011 and 2010 consist of fees for tax compliance and general tax consulting services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee, in accordance with its charter, reviews and pre-approves all audit and permissible non-audit services provided by KPMG LLP, the Company's independent registered public accounting firm, and the related fees, prior to the Company's engagement of KPMG LLP to provide such services. By resolution of the Audit Committee, the chair of the Audit Committee may approve dollar amounts in excess of the fees established in such resolution(s), subject to ratification by the full committee at its next regular meeting. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. All services being provided by the independent registered public accounting firm are regularly reviewed. For 2011, all audit and non-audit services provided by KPMG LLP were approved in advance by the Audit Committee.

The Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining KPMG LLP's independence and has determined that such services are compatible with maintaining KPMG LLP's independence.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information relating to Hooper Holmes' equity compensation plans as of December 31, 2011.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	5,988,500	$1.68	2,897,651
Equity compensation plans not approved by security holders	____	____	____

(1)
As of December 31, 2011, the 2011 Plan, the 2008 Plan, the 2007 Plan, and the 2004 Employee Stock Purchase Plan were the four equity compensation plans that were in effect and under which the Company may make future awards. The number of shares available for grant under each plan as of December 31, 2011 is as follows: 2011 Plan - 1,425,000; 2008 Plan - 240,000; 2007 Plan - 420,000; 2004 Employee Stock Purchase Plan - 812,651. In addition, options to purchase shares of common stock remain outstanding as of that date under the Hooper Holmes, Inc. 2002 Stock Option Plan, the Hooper Holmes, Inc. 1999 Stock Option Plan, the 1997 Stock Option Plan, and the 1997 Director Option Plan.

EXECUTIVE OFFICERS

The following table shows information about our executive officers as of March 28, 2012:

Name	Age	Position
Ransom J. Parker	62	President and Chief Executive Officer, and a member of the Board of Directors
Michael J. Shea	52	Senior Vice President, Chief Financial Officer and Treasurer
Joseph A. Marone, Jr.	56	Vice President and Controller
Mark C. Rosenblum	57	Senior Vice President, General Counsel and Corporate Secretary
Burt R. Wolder	60	Senior Vice President and Chief Marketing Officer

Information with respect to each of our executive officers other than Ransom J. Parker is provided below. Information regarding Mr. Parker, who is a director as well as an executive officer of the Company, has been previously provided in the discussion of Proposal No. 1 in this proxy statement.

Michael J. Shea. Mr. Shea has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2006. From April 2003 until May 2006, Mr. Shea was the Chief Financial Officer of Computer Horizons Corporation, a provider of information technology services. From 1995 to 2003, he served as Vice President and Controller for Computer Horizons.

Joseph A. Marone, Jr. Mr. Marone has been a Vice President of the Company since 1999 and has served as Controller since 1992. He served as acting Chief Financial Officer of the Company from September 2005 until May 2006 and has been an employee of the Company since 1990.

Mark C. Rosenblum. Mr. Rosenblum has served as our Senior Vice President, General Counsel and Corporate Secretary since January 2009. Prior to joining us, Mr. Rosenblum was active in community and philanthropic endeavors, as well as consulting engagements. He was employed by AT&T, a global telecommunications provider, from 1984 until his retirement in June 2003 as Vice President - Law. Before that, Mr. Rosenblum was associated with the New York law firm of Sullivan & Cromwell.

Burt R. Wolder. Mr. Wolder has served as our Senior Vice President and Chief Marketing Officer since July 2006. From March 2005 until July 2006, Mr. Wolder was Vice President, Corporate Marketing, for Affiliated Computer Services, Inc., a provider of information technology and business process outsourcing services. From July 2004 until March 2005, Mr. Wolder served as the head of Communications, Human Resources and Investor Solutions for Mellon Financial Corporation, a global financial services company. Mr. Wolder was Vice President, Corporate Communications for AT&T from 1978 until April 2003.

COMPENSATION OF EXECUTIVE OFFICERS

The objective of our executive compensation is to enhance the Company's long-term profitability by providing compensation that will attract and retain superior talent, reward performance, and align the interests of our executive officers with the long-term interests of our shareholders. There are three principal components of the compensation we pay to our executive officers: (1) base salary, (2) equity compensation plans, and (3) “Executive Pay for Performance” cash bonus incentive plan (“PFP Plan”).
Base Salary

Each of our executive officers receives an annual base salary paid in cash. With the exception of a 2.5% increase effective April 1, 2011 for executive officers below the President and Chief Executive Officer level, we have not increased the annual base salaries for our executive officers since prior to 2008. With respect to our President and Chief Executive Officer, the annual base salary for this position was reduced from $500,000 to $400,000 effective upon the appointment of Mr. Parker in September 2010.

Equity Compensation Plans

We sponsor and maintain the 2011 Plan and the 2008 Plan in which our executive officers are eligible to participate and under which grants may be made. Each of the 2011 Plan and the 2008 Plan is described more fully below under the heading “Stock Option Plans.”

PFP Plan

We maintain a PFP Plan for our executive officers and certain other senior managers. The PFP Plan is designed to provide meaningful incentives for our executives to meet or exceed budgeted targets in their respective areas of accountability, with primary emphasis on revenue and pre-tax and operating results - and thus to align the interests of our executives with those of our shareholders.

Under the PFP Plan, cash incentive award targets are set annually for participating executive officers and senior managers, based on certain performance measures established at the start of each year. The cash award amounts, and the performance measures associated with them, are determined each year by the Compensation Committee for all executives other than our Chief Executive Officer, and by our Board for the Chief Executive Officer.

Under the PFP Plans in effect with respect to each of the years 2009 and 2010, none of our (i) Chief Executive Officer, (ii) two most highly compensated executive officers other than the Chief Executive Officer (collectively, our “Named Executive Officers”), and (iii) Former Chief Executive Officer received a cash incentive payment under the PFP Plan then in effect. Under the PFP Plan in effect with respect to the year 2011, as approved by the Compensation Committee and our Board, a total of 9 executives covered by the plan, including each of our three Named Executive Officers serving as executives at December 31, 2011, will receive cash incentive payments in accordance with the applicable performance measures. The 2011 PFP provided for cash payments ranging from 35% to as much as 100% of an executive's annual base salary, depending on the executive and on the degree to which the Company met or exceeded its 2011 targets for revenue, pre-tax and operating results. If the Company had met the Target Award level criteria for all such targets, the total cash incentive payments to all executives receiving payments under the 2011 PFP Plan would have been $884,750. The maximum aggregate payments, at the Stretch Award level (as defined in the PFP Plan) for all targets, would have been $1,689,500. In 2011, the Company failed to meet the Target Award level criteria for budgeted revenue but did meet the Target Award level criteria for the pre-tax and operating results targets. As such, the aggregate cash incentive payments to the 9 executives participating in the 2011 PFP totaled $561,122.

Summary Compensation Table

The following table summarizes, with respect to our 2011 fiscal year, compensation awarded to or earned by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)	Total ($)
Ransom J. Parker(4)(13) President and Chief Executive Officer	2011 2010	400,000 117,570	53,000 -	58,500 420,000	163,680	59,250(5) 3,813(6)	734,430 541,383

Michael J. Shea(13) Senior Vice President, Chief Financial Officer and Treasurer	2011 2010 2009	253,125 250,000 250,000	42,400 - 33,750	46,800 53,000 32,000	102,300	23,250(7) 23,250(8) 11,369(9)	467,875 326,250 327,119

Burt R. Wolder Senior Vice President and Chief Marketing Officer	2011 2010 2009	227,813 225,000 225,000	31,800 - 22,500	39,000 53,000 16,000	64,449	23,750(10) 23,750(11) 9,721(12)	386,812 301,750 273,221

(1)	Represents the fair value of unvested restricted stock awards calculated as of the date of grant.

(2)
Represents grant date fair value calculated in accordance with current authoritative accounting literature. For a description of the assumptions made in our valuation of option awards, please refer to Note 3 to the Company's consolidated financial statements in its annual report on Form 10-K for the year ended December 31, 2011. The amounts shown for prior year periods have been calculated in accordance with the same methodology.

(3)	Represents the dollar value of all earnings for services performed during the applicable fiscal year pursuant to awards under the applicable PFP Plan.

(4)	Mr. Parker was appointed President and Chief Executive Officer effective September 15, 2010.

(5)
Includes the incremental cost to the Company in 2011 for personal use of a Company-provided automobile of $9,250, and a payment of $50,000 under the Relocation Agreement dated December 9, 2010 between the Company and Mr. Parker.

(6)	Includes the incremental cost to the Company in 2010 for personal use of a Company-provided automobile of $3,813.

(7)	Includes the incremental cost to the Company in 2011 for personal use of a Company-provided automobile of $10,750, and a cash retention incentive payment of $12,500.

(8)	Includes the incremental cost to the Company in 2010 for personal use of a Company-provided automobile of $10,750, and a cash retention incentive payment of $12,500.

(9)
Includes a Company matching contribution to Mr. Shea's account balance under the Hooper Holmes, Inc. 401(k) Plan of $619. Also includes the incremental cost to the Company in 2009 for personal use of a Company-provided automobile of $10,750.

(10)	Includes the incremental cost to the Company in 2011 for personal use of a Company-provided automobile of $11,250, and a retention incentive payment of $12,500.

(11)	Includes the incremental cost to the Company in 2010 for personal use of a Company-provided automobile of $11,250, and a retention incentive payment of $12,500.

(12)
Includes a Company matching contribution to Mr. Wolder's account balance under the Hooper Holmes, Inc. 401(k) Plan of $544. Also includes the incremental cost to the Company in 2009 for personal use of a Company-provided automobile of $9,177.

(13)
Mr. Parker and Mr. Shea have each entered into employment agreements with the Company which provide for certain potential payments to be made to the executives in connection with their respective termination or resignation from the Company. In the event of termination of the executive's employment by the Company without cause, or by the executive for Good Reason (as defined therein), the executive shall be entitled to receive (i) all accrued benefits through the date of termination, (ii) a lump sum amount equal to his base salary in effect at the time of termination through the longer of (A) the term remaining on the agreement or (B) one year (the “Severance Period”), (iii) continued participation in the Company's retirement and benefit plans during the Severance Period, and (iv) an automobile allowance of $700 per month during the Severance Period.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Ransom J. Parker	—	1,000,000(1)	$0.58	9/15/2020
	—	75,000(2)	$1.06	7/29/2021	50,000(2)	$30,000

Michael J. Shea	100,000	—	$3.09	5/9/2016
	75,000	25,000(3)	$2.61	7/31/2017
	125,000	125,000(4)	$1.00	7/28/2018
	25,000	75,000(5)	$0.45	7/28/2019	56,250(5)	$33,750
	50,000	50,000(6)	$0.72	12/9/2020
	—	60,000(2)	$1.06	7/29/2021	40,000(2)	$24,000

Burt R. Wolder	100,000	—	$2.86	7/26/2016
	56,250	18,750(3)	$2.61	7/31/2017
	100,000	100,000(4)	$1.00	7/28/2018
	12,500	37,500(5)	$0.45	7/28/2019	37,500(5)	$22,500
	50,000	50,000(6)	$0.72	12/9/2020
	—	50,000(2)	$1.06	7/29/2021	30,000(2)	$18,000

(1)	Scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, September 15, 2010.

(2)	Scheduled to vest in three installments: 33% on the first and second anniversaries of the grant date, July 29, 2011, and the remainder on July 29, 2014.

(3)	Scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 31, 2007.

(4)	Scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2008.

(5)	Scheduled to vest in four equal installments on the second through fifth anniversaries of the grant date, July 28, 2009.

(6)	Scheduled to vest in two equal installments on the first and second anniversaries of the grant date, December 9, 2010.

Executive Change-in-Control Agreements

Ransom J. Parker, Burt Wolder and Michael Shea have each entered into an Executive Change in Control Agreement with the Company (“CIC Agreement”). The CIC Agreements provide that, if the employee is terminated by the Company without “cause” (not including a termination by reason of death or “Total Disability”) (as defined below) or the employee terminates employment for “good reason” (as defined below) within 12 months following a Change in Control (as defined below), the employee shall be:

•	paid a lump sum cash amount equal to:

◦	2 times the employee's base salary in effect at the time of the Change in Control;

◦
2 times the employee's annual bonus paid to the employee in the most recently completed fiscal year, or, if no bonus was paid, 2 times the employee's most recent annual bonus paid to the employee with respect to any of the 3 most recent fiscal years;

◦	the cash equivalent of any accrued and unused vacation amounts, if any; and

◦	a prorated amount of any annual bonus for the fiscal year in which the termination occurs;

•
at the sole cost of the Company, eligible to participate in (along with the employee's eligible dependents) all Company-sponsored or provided medical, dental, vision, and prescription drug plans and programs in which the employee was eligible to participate in at any point within the 12-month period prior to termination until the later of (i) 1 year following the Change in Control or (ii) 6 months following the employee's date of termination; and

•	provided with continued use of a Company automobile, if applicable, until the earlier of (i) the expiration of the lease term or (ii) the first anniversary of the Change in Control.

Change in Control. Under the CIC Agreements, a “Change in Control” shall occur or be deemed to have occurred if any of the following events occur:

•
any person (other than the Company or any subsidiary of the Company, a corporation or other entity owned by the shareholders of the Company in substantially the same proportions as their ownership of the Company, or an employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities (other than solely as a result of (i) acquisitions by the Company of its voting securities or (ii) acquisitions of the Company's voting securities directly from the Company);

•
individuals who, as of the date of the applicable CIC Agreement, constitute the Board (referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board (provided that any person becoming a director subsequent to the date of the CIC agreement whose election, or nomination for election, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such person were a member of the Incumbent Board); or

•
a merger, consolidation, reorganization or share exchange, or sale of all of substantially all of the assets of the Company unless (1) the transaction results in the current beneficial owners of the Company's voting securities to continue to own, in substantially the same proportions, more than 50% of the combined voting power of the securities outstanding after the transaction, (2) no person is the beneficial owner, directly or indirectly, of 35% or more of the combined voting power of the securities outstanding after the transaction, and (3) a majority of the Board of the entity surviving after the transaction will be members of the Incumbent Board.

Termination for Good Reason. The employee may terminate employment for “good reason” upon any one of the following events:

•	a material diminution in the employee's authorities, duties, and/or responsibilities;

•	a material diminution in the budget over which the employee retains authority, unless the diminution is due to a Company-wide diminution of the total budget;

•	a material diminution in the employee's base salary, unless the diminution is the result of a Company-wide diminution in bonuses, awards and/or benefits of all similarly situated employees;

•	the Company's failure to pay the employee his salary, bonus or other compensation when due and payable;

•	a change in the employee's principal place of employment, which increases the employee's commute by more than 50 miles;

•	the failure of any successor to the Company to explicitly assume and agree to be bound by the CIC Agreement; or

•	a material breach by the Company of any of the terms and conditions of the CIC Agreement.

Termination for Cause. The Company may terminate employment for “cause” in the event of:

•	a felony or crime of moral turpitude by the employee;

•	an act of fraud, embezzlement, misappropriation of assets, dishonesty or disloyalty by the employee;

•	the employee's failure to substantially perform his duties as they exist at the time of a Change in Control and failure to cure such underperformance within 30 days written demand by the Company;

•	the employee's material breach of the CIC Agreement or any other agreement between the employee and the Company;

•	the employee's deliberate and persistent disregard of the Company's policies or procedures and failure to cure such noncompliance within 30 days written demand by the Company;

•	an act by the employee which brings material adverse publicity to the Company; or

•	an act or failure to act which constitutes gross negligence or a material breach of any fiduciary duty owed to the Company.

Total Disability. Total Disability means any physical or mental incapacity resulting in the employee's inability to perform substantially all of his essential duties for an aggregate of 4 months, whether or not consecutive, during the calendar year, and which the Company cannot reasonably accommodate without undue hardship.

In general, the payments described above are to be paid within 30 days of the date of termination, except that the annual bonus with respect to the fiscal year of termination will be paid during the 2½ month period between the beginning of the fiscal year following the fiscal year in which the termination occurs and the 15th day of the third month following the fiscal year in which the termination occurs. In the event that the employee's participation in any medical, dental, vision, and prescription drug plan, program or arrangement of the Company is prohibited, the Company will arrange to provide the employee with benefits substantially similar to those which the employee would have been entitled to receive under such plan, program or arrangement, for such period.

In the event that any payment or distribution by the Company to or for the benefit of the employee would be subject to an excise tax imposed by Section 4999 of the Code, the Company will determine if the payment of the excise tax would result in the employee receiving a net payment less than what the employee would have received if the payment by the Company was not subject to the excise tax. If the net payment is less than what the employee would have received if the payment was not subject to the excise tax, the Company shall reduce the total payment such that the employee will no longer be subject to an excise tax under Section 4999.

Stock Option Plans

The Company sponsors and maintains the Hooper Holmes, Inc. 2011 Omnibus Employee Incentive Plan (the “2011 Plan”) and the Hooper Holmes, Inc. 2008 Omnibus Employee Incentive Plan (the “2008 Plan”) in which our executive officers are eligible to participate and under which grants may be made. In addition, options to purchase shares of our common stock issued to our executive officers remain outstanding as of the date of this proxy statement under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan.

Subject to the terms of any option agreement with respect to an award under the 2011 Plan and the 2008 Plan, all outstanding options granted under either of these plans may fully vest and become exercisable for the 15-day period immediately prior to a change of control of the Company where the option awards are not being assumed or continued as part of the transaction. In lieu of vesting for the 15-day period immediately prior to the change of control, the Compensation Committee may elect to cancel all outstanding option awards and pay to the option holder an amount equal to the amount paid to the holders of Company stock at the time of the change of control that exceeds the applicable option exercise price. Under each of these plans, a “change of control” is defined as the occurrence of any of the following events:

•
if any person (other than the Company, its affiliates, a trustee or fiduciary holding securities under an employee benefit plan of the Company, an underwriter temporarily holding Company securities or a corporation owned, directly or indirectly, by the Company shareholders in the same proportion as their ownership in the Company) is or becomes, directly or indirectly, the beneficial owner of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

•
any individuals who on the effective date of the 2011 Plan or 2008 Plan constitute the Board (as applicable, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, unless the election or nomination of the individual was approved by at least a majority of the directors then comprising the Incumbent Board; or

•
the Company shareholders approve a merger, consolidation or share exchange of the Company with any other corporation or entity, or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company, or the Company's shareholders approve a plan of complete liquidation or dissolution of the Company.

Subject to the terms of any option agreement with respect to an award under the Hooper Holmes, Inc. 1999 Stock Option Plan and the Hooper Holmes, Inc. 2002 Stock Option Plan, all outstanding options granted under either of these plans are to fully vest and become exercisable immediately prior to or concurrent with an actual or threatened change in control of the Company. A “change in control of the Company” is defined as a change in control of a nature that would be required to be reported in response to Schedule 14A of Regulation 14A under the Exchange Act, including:

•
if any person, or group of affiliated persons, is or becomes, the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

•
if, during any period of 24 consecutive months during the term of an option or stock appreciation right granted under any of these plans, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least 2/3rds of the directors then in office who were directors at the beginning of the period;

•	upon the first purchase of the Company's common stock in accordance with a tender or exchange offer (other than such an offer made by the Company); or

•	upon a complete liquidation or dissolution by the Company.

A “threatened change in control of the Company” is defined as any set of circumstances which in the opinion of the Board poses a real, substantial and immediate possibility of leading to a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has adopted a policy regarding transactions with related persons that specifies the procedures to be followed by the Governance and Nominating Committee of the Board in considering, and determining whether to approve or ratify, a transaction with a related person. For purposes of the policy statement, a “related person” is defined to mean:

•
any person who is or was (since the beginning of the Company's most recently completed fiscal year) a director, nominee for director or executive officer of the Company or any subsidiary of the Company;

•	any person (including an entity or group) who is the beneficial owner of more than 5% of any class of the Company's voting securities;

•
any individual who is an immediate family member of any such person (i.e., such person's spouse, either parent, a step-parent, a child or stepchild, sibling, mother or father-in-law, brother or sister-in-law, son or daughter-in-law, or any person sharing the household of such person); or

•
any firm, corporation or other entity in which any such person serves as an executive officer or general partner or, together with any other persons described above, owns 10% or more of the equity interests of that firm, corporation or other entity.

The policy statement stipulates that each member of the Board and/or management is to provide the Governance and Nominating Committee of the Board with any and all information pertaining to any proposed or existing related person transaction promptly after becoming aware of such transaction. Upon being advised of the transaction, the Governance and Nominating Committee will consider, among other things:

•	the nature of the interest the related person has in the transaction;

•	the materiality of the interest the related person has or may have in the transaction;

•	the approximate dollar amount of the transaction;

•	whether the transaction is fair to the Company;

•	whether the transaction is on terms no less favorable than those generally available to unaffiliated third parties under the same or similar circumstances;

•	the significance of the transaction to investors in light of all the circumstances; and

•	whether the transaction would present a conflict of interest for a director or executive officer, as set forth in the Company's Code of Conduct and Ethics, or violate any other provision of such code.

If the Governance and Nominating Committee determines to approve or ratify the transaction, the committee is to provide the Board with a report consisting of the facts relating to the transaction considered by the committee, the material terms and business purpose of the transaction, the benefits to the Company and to the related person, and whether the transaction requires a waiver of the Company's Code of Conduct and Ethics. The report shall also indicate the basis for the committee's approval or ratification of the transaction.

There were no “related person” transactions arising or existing during 2011 or 2010, nor any currently proposed transactions, requiring disclosure under applicable NYSE Amex listing standards, SEC rules and regulations or the Company's policy and procedures.

ADJOURNMENT OF THE ANNUAL MEETING

In the event there is an insufficient number of shares of our common stock present in person or by proxy at the annual meeting to constitute a quorum, the Board will request approval to adjourn the annual meeting to a later date. The place and date to which the annual meeting would be adjourned would be announced at the annual meeting.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

All shareholder proposals intended to be considered for inclusion in the Company's proxy materials for the 2013 annual meeting of shareholders (other than nominees for director as discussed earlier in this proxy statement) must be made in writing and received at the Company's executive office not later than December 14, 2012, and must otherwise comply with SEC Rule 14a-8. The notice containing such proposal must also include certain information specified in our bylaws. Shareholders should submit their proposals to the attention of the Company's Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, by certified mail - return receipt requested.

A shareholder who wishes to put forth a proposal to be considered at the 2013 annual meeting of shareholders without including the proposal in the Company's proxy materials must notify the Company of such proposal in writing by February 23, 2013, but not before January 24, 2013. The notice containing such proposal must also include certain information specified in our bylaws. Shareholders should submit their proposals to the attention of the Company's Corporate Secretary, 170 Mt. Airy Road, Basking Ridge, New Jersey 07920, by certified mail - return receipt requested. If we receive a notice after February 23, 2013, or before January 24, 2013, such notice will be considered untimely, and we will not have any obligation to present the proposal at the 2013 annual meeting of shareholders

By Order of the Board

Mark C. Rosenblum
Corporate Secretary

April 13, 2012

HOOPER HOLMES, INC.
170 MT. AIRY RD.
BASKING RIDGE, NJ 07920

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Ronald V. Aprahamian 02 Larry Ferguson 03 Ransom J. Parker 04 Dr. Elaine L. Rigolosi 05 Thomas A. Watford

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000137230_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HOOPER HOLMES, INC.
170 MT. AIRY ROAD
BASKING RIDGE, NJ 07920
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Ransom J. Parker (Pres. and CEO) and Michael J. Shea (SVP and CFO), or either of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Hooper Holmes, Inc. standing in the name of the undersigned at the close of business on March 28th, 2012, at the Annual Meeting of Shareholders to be held on May 24th, 2012 at 11:00 a.m. EDT at the company's corporate headquarters located at 170 Mt. Airy Road, Basking Ridge, NJ 07920, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED *FOR* THE ELECTION OF ALL NOMINEES, AND *FOR* THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 13, 2012 IS UNABLE TO SERVE OR WILL NOT SERVE.

000137230_2 R1.0.0.11699

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side